UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 21, 2019

__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation	(Commission File No.)	(I.R.S. Employer Identification No.)

2525 N. Stemmons Freeway, Dallas, Texas		75207-2401
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	214-631-4420
Not Applicable
Former name or former address, if changed since last report
______________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Executive Compensation Matters:

On January 21, 2019, Trinity Industries, Inc. (the "Company") (upon the recommendation of the Human Resources Committee of the Board of Directors) entered into a new Change in Control Agreement (“CIC Agreement”) with Timothy R. Wallace, the Company’s Chairman, Chief Executive Officer, and President and other senior executives, including James E. Perry and S. Theis Rice, who are named executive officers set forth in the Company’s Definitive Proxy Statement dated April 6, 2018. These agreements replace in their entirety the Change in Control Agreements (“Prior Agreement”) previously entered into between the Company and these named executive officers. The Prior Agreements are terminated and of no further force and effect. The form of the Prior Agreement was previously filed as Exhibit 10.1 to the Company’s Form 8-K filed on December 31, 2013. A copy of the form of CIC Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference.

The terms of the CIC Agreement are substantially the same as those of the Prior Agreement, with the exception of the primary changes outlined below. The description of the CIC Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the form of CIC Agreement attached as Exhibit 10.1 hereto.

•
The Prior Agreement had an evergreen renewal provision. The CIC Agreement eliminates this evergreen provision, and instead provides for a fixed three-year term, with renewal at Company's election and notice.

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The Prior Agreement provided for single trigger vesting of outstanding equity and extension of the exercise period of certain equity awards upon the occurrence of a change in control. The CIC Agreement retains these provisions, but only applies them to awards granted prior to the effective date of the CIC Agreement, and provides that awards granted after the effective date will vest only upon a double-trigger (i.e., a termination of employment without cause or for good reason within two years following a change in control).

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The Prior Agreement provided that severance payments would equal a multiple of the executive's base salary and the average bonus earned with respect to the three most recently completed full fiscal years (or, if the executive had not been employed for three years, all completed fiscal years that the executive was employed). Severance benefits under the CIC Agreement are a multiple of (i) the executive's base salary, plus (ii) the target annual bonus in effect as of the change in control, or if higher, at the time of termination. The severance multiple for Messrs. Perry and Rice was reduced to two times the relevant amount. The severance multiple remained at three times the relevant amount for Mr. Wallace.

•	The CIC Agreement reduces the subsidized post-termination health and welfare continuation coverage from 36-months to 24-months.

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The CIC Agreement provides that the acceleration of vesting of retirement and deferred compensation benefits under the Company's nonqualified retirement and deferred compensation plans are now subject to a double-trigger (i.e., a termination of employment without cause or for good reason within two years following a change in control).

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Form of Change in Control Agreement entered into between Trinity Industries, Inc. and its senior executives

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

January 25, 2019	By:	/s/ James E. Perry
Name: James E. Perry
Title: Senior Vice President and Chief Financial Officer